Microsoft Word 11.0.8026;013f


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77(Q)(1)(g):  Copies of any merger or consolidation agreement

         The definitive agreement and plan of reorganization between Allmerica Investment Trust and Goldman Sachs Variable Insurance Trust is hereby incorporated by reference to the Appendix A to the Combined Proxy
Statement/Prospectus filed electronically with the SEC on November 9, 2005 (Accession No. 0000950123-05-013083).